UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2005, UTStarcom, Inc. (the “Company”) entered into an agreement with Francis P. Barton, pursuant to which Mr. Barton was offered the position of Executive Vice President and Chief Financial Officer of the Company (the “Agreement”).  The Agreement provides that Mr. Barton shall, upon commencement of employment with the Company, receive an annual salary of $500,000, a signing bonus of $250,000, an annual bonus for the 2005 calendar year of up to $250,000, an option to purchase 400,000 shares of common stock of the Company at fair market value on the date of grant and a share purchase right for the purchase of 100,000 shares of common stock of the Company at par value.  25% of the shares subject to the option shall vest one year after the date of grant, with the remaining 75% vesting on a monthly basis thereafter.  The shares subject to the share purchase right shall vest in equal installments of 25% per year on each of the first four anniversaries of the date of grant.  The Company intends to enter into its standard form indemnification and change of control agreements with Mr. Barton.

On August 1, 2005, the Company and one of its wholly-owned subsidiaries (the “Subsidiary”) entered into a 364-day $100,000,000 committed receivables purchase facility (the “Credit Facility”) with Citibank, N.A. (the “Buyer”).  Pursuant to the terms of the Credit Facility, the Subsidiary may sell to the Buyer certain receivables arising from the sale of telecommunications equipment.  The Credit Facility contains provisions customary for transactions of this nature and the obligations of the Subsidiary, including certain commitment fees, are guaranteed by the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 1, 2005, the Company named Francis P. Barton, age 58, as Executive Vice President and Chief Financial Officer.  A copy of a press release entitled “UTStarcom Names Francis P. Barton Chief Financial Officer” is furnished as Exhibit 99.1 to this report.  Terms of Mr. Barton’s employment agreement are described in Item 1.01 above, and the information contained in the press release is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release entitled “UTStarcom Names Francis P. Barton Chief Financial Officer,” dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: August 3, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Executive Vice President and Chief
Operating Officer